UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO		63044
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

K-V Pharmaceutical Company (the “Company”) hereby announces that it currently plans to hold its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) at 10:00 a.m., central daylight time, on Thursday, September 8, 2011, at a location in the St. Louis, Missouri metropolitan area to be disclosed in the Company’s proxy materials for the 2011 Annual Meeting. Stockholders of record as of the close of business on July 25, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting.

Stockholder Proposal Deadlines

The 2011 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2009 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2011 Annual Meeting. The new deadline for the submission of the stockholder proposals pursuant to Rule 14a-8 is the close of business on July 7, 2011. The Company has also set the close of business on July 7, 2011, as the deadline for submission of nominations and stockholder proposals submitted outside of the process for proposals subject to Rule 14a-8. Such proposals should be delivered to: K-V Pharmaceutical Company, One Corporate Woods Drive, Bridgeton, Missouri 63044, Attention: Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested. Proposals submitted pursuant to Rule 14a-8 will also need to comply with the rules of the Securities and Exchange Commission regarding inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
President and Chief Executive Officer